Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form SB-2 for Alviero Martini Worldwide, Ltd. of our report dated September 10, 2002 relating to the financial statements of Alviero Martini Worldwide, Ltd. (a development stage company) as of June 30, 2002, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from April 29, 2002 (inception) through June 30, 2002.




SPROUSE & ANDERSON, L.L.P.

Austin, Texas

October 8, 2002